STATE OF ARIZONA Office of the Corporation COMMISSION The Executive Director of the Arizona Corporation Commission does hereby certify that the attached copy of the following document: RESTATED ARTICLES, 12/13/2019 consisting of 7 pages, is a true and complete copy of the original of said document on file with this office for: EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA ACC file number: 00754475 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this 17 Day of January, 2020 A.D. Matthew Neubert, Executive Director by: BRYAN ARNOLD

Arizona Corporation Commission - RECEIVED: 1/3/2020
Arizona Corporation Commission - FILED: 12/13/2019 20010311337577

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

CERTIFICATE CONCERNING RESTATED ARTICLES OF INCORPORATION

FOR-PROFIT CORPORATION

Read the Instructions C012i

1. **ENTITY NAME** – give the exact name of the corporation as currently shown in A.C.C. records:
MONY Life Insurance Company of America

2. **A.C.C. FILE NUMBER:** 00754475
Find the A.C.C. file number on the upper corner of filed documents OR on our website at: http://www.azcc.gov/Divisions/Corporations

3. **DATE OF ADOPTION** - date on which the restated Articles were adopted: 12/10/2019

4. **APPROVAL OF RESTATED ARTICLES** – check 4.1 *or* 4.2 (not both) and follow instructions:

4.1 ☐ The restated Articles were approved by the **board of directors without shareholder action**, and shareholder approval was not required or no shares have been issued – go to number 6.

4.2 ☒ The restated Articles contain one or more **amendments that required shareholder approval** – continue with number 5.

5. **APPROVAL OF AMENDMENTS BY SHAREHOLDERS** – if 4.2 is checked, check the appropriate box below concerning shareholder approval of the restated Articles with amendments and follow instructions (review the Instructions C012i for information about voting groups):

☑ Approved by shareholders but not voting groups – complete numbers 5.1 and 5.2.
☐ Approved by shareholders *and* voting groups - complete numbers 5.1, 5.2, and 5.3.
☐ Approved by voting group(s) only – complete numbers 5.1 and 5.3.

5.1 **Shares -** list below each class and/or series of shares and the total number of outstanding shares for each class or series (*example:* common stock, 100 shares). If more space is needed, check this box ☐ and complete and attach the Shares Issued Attachment form C097.

Class: Common	Series:	Total: 2,500,000
Class:	Series:	Total:
Class:	Series:	Total:
Class:	Series:	Total:
Class:	Series:	Total:

C012.001
Rev. 2010

Arizona Corporation Commission – Corporations Division
Page 1 of 2

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5.2 Shareholder Approval – all blanks must be filled in:

Total votes entitled to be cast	Votes in favor that were sufficient for approval of amendments	Votes against amendments
2,500,000	2,500,000	0

5.3 Voting groups – all blanks must be filled in *for each voting group*. Review the Instructions C012i for information on voting groups. If more space is needed, check this box ☐ and complete and attach the Voting Attachment form C089.

Voting Group (class / series)	Total votes in voting group	Indisputable votes at meeting	Votes in favor that were sufficient for approval of amendments	Votes against amendments

6. The Restated Articles or Amended and Restated Articles must be attached to or submitted with this Certificate.

SIGNATURE: By checking the box marked "I accept" below, I acknowledge *under penalty of perjury* that this document together with any attachments is submitted in compliance with Arizona law.

☑ I ACCEPT

Rosa Iturbides — Rosa G. Iturbides — 1/03/2020

Signature — Printed Name — Date

REQUIRED – check only one:

☐ I am the **Chairman of the Board of Directors** of the corporation filing this document.	■ I am a duly-authorized **Officer** of the corporation filing this document.	☐ I am a duly authorized **bankruptcy trustee**, receiver, or other court-appointed fiduciary for the corporation filing this document.

Filing Fee: $25.00 (regular processing) Expedited processing – add $35.00 to filing fee. All fees are nonrefundable - see Instructions.	Mail: Arizona Corporation Commission - Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007 Fax: 602-542-4100

Please be advised that A.C.C. forms reflect only the **minimum** provisions required by statute. You should seek private legal counsel for those matters that may pertain to the individual needs of your business.
All documents filed with the Arizona Corporation Commission are **public record** and are open for public inspection.
If you have questions after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-5819.

C012.001
Rev. 2010

Arizona Corporation Commission – Corporations Division
Page 2 of 2

20010311337577 STATE OF ARIZONA ARTICLES OF RESTATEMENT AND AMENDMENT OF MONY LIFE INSURANCE COMPANY OF AMERICA FIRST: The name of the Corporation is mony life insurance company of America. Second: The document attached hereto as exhibit a sets forth the articles of incorporation fully restated to include all amendments to the articles of incorporation through the date of filing this document. The restatement was adopted by the shareholder of the corporation on December 4, 2019. The restatement shall become effective on December 10, 2019.

Third: The number of shares outstanding at the time of such adoption was 2,500,000 and the number of shares entitled to vote thereon was 2,500,000. Fourth: The corporation has outstanding only a single Class of stock. Fifth: The number of shares voted for the amendments was 2,500,000 and the number of shares voted against the amendments was -0-. Sixth: The amendments do not affect any exchange, reclassificiation, or cancellation of issued shares. Seventh: The amendments do not effect a change in the amount of stated capital. Dated: 12/11, 2019 Mony life insurance company of America Name: Nicholas b. lane Title: president Name: dave s. hattem Title: senior executive vice president and secretary PROPOSED ARTICLES AND/OR AMENDMENT(S) APPEAR TO CONFORM TO ARIZONA INSURANCE STATUTES THE NAME IS NOT NOW IN CONFLICT WITH THAT OF ANY INSURER AUTHORIZED TO TRANSACT INSURANCE IN ARIZONA ON THIS DATE DECEMBER 11, 2019. DOCUMENT(S) CONSIST(S) OF 5 PAGES. BY AUTHORIZED REPRESENTIVE FOR THE DIRECTOR OF INSURANCE STATE OF ARIZONA 839899

20010311337577) ) SS. COUNTY OF NEW YORK ) STATE OF NEW YORK) The foregoing instrument was acknowledged before me this 11th day of December, 2019 by Nicholas B. Lane, president, and, Dave S. Hattem, Secretary, of MONY Life insurance Company of America, an Arizona corporation, on behalf of the corporation. Notary Public My Commission Expire: 8/19/2023 Christine Medy Notary Public – State of New York No. 01ME6396112 Qualified in Kings County My Commission Expires Aug. 19, 2023

20010311337577

EXHIBIT “A”

ARTICLES OF RESTATEMENT OF THE

ARTICLES OF INCORPORATION OF

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The Articles of Incorporation are amended and restated to read as follows:

1.    Name. The name of the Corporation is Equitable Financial Life Insurance Company of America.

2.    Purpose. The purpose for which this Corporation is organized is the transaction of business as a domestic life and disability insurer pursuant to the provisions of Title 20, Arizona Revised Statutes and the transaction of any and all lawful business for which corporations may be incorporated under Arizona law. ·

3.    Initial Business. The Corporation initially intends to conduct the business of a domestic life and disability insurer.

4.    Authorized Capital. The Corporation shall have authority to issue 5,000,000 shares of common stock, par value $1.00 per share.

5.    Statutory Agent. The name and address of the statutory agent of the Corporation is Joseph M. Hennelly, Jr., 3030 N. Third Street, Suite 790, Phoenix, Arizona 85012.

6.    Directors. The number of persons to serve on the Board of Directors shall be fixed by the By-Laws but shall not be less than five nor more than fifteen. The names and addresses of the Corporation’s first directors are included within the original incorporation documents of the Corporation, which are hereby incorporated by reference.

7.    Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on such date each year as shall be specified in the By-Laws or by resolution of the Board of Directors and if not so specified, then the third Wednesday in May of each year, or on the next succeeding day if such day be a holiday.

8.    Principal and other Places of Business. The principal place of business of the Corporation shall be located at 3030 N. Third Street, Suite 790, Phoenix, Arizona 85012, but the Corporation shall be authorized to transact business and maintain places of business in all the counties of the State of Arizona and elsewhere throughout the world.

9.    Indebtedness Limitations. There shall not be any limitations on the Corporation’s indebtedness.

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10.    Assessment. The stock of the Corporation shall not be liable to assessment, except as provided by Article 14, Section 11 of the Constitution of the State of Arizona.

11.    Incorporators. The names and addresses of the incorporators of the Corporation at the time of the original incorporation are included within the original incorporation documents of the Corporation, which are hereby incorporated by reference.

12.    Distributions from Capital Surplus. The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, but only to the extent that such surplus exceeds the surplus required to be maintained by a domestic life and disability insurer and as permitted by applicable law.

13.    Indemnification of Officers, Directors, Employees and Agents. (a) Each person who is or was or had agreed to become a Director or officer of the Corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director or officer of another corporation (including, without limitation, the Corporation’s subsidiaries), partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation and (b) each person who is or was or who had agreed to become an employee or agent of the Corporation or who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director or officer of another corporation (including, without limitation, the Corporation’s subsidiaries), partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), may be indemnified by the Corporation, in each case in accordance with the By-Laws, to the full extent permitted from time to time by Title 10, Corporations and Associations, Arizona Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in these Articles. Any amendment or repeal of these Articles shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

14.    Limitation of Liability. A Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for action taken or failure to take action as a director, provided that nothing contained in these Articles shall eliminate or limit the liability of a director for (a) the amount of a financial benefit received by a director to which the director is not entitled, (b) an intentional infliction of

20010311337577

harm on the Corporation or the shareholders, (c) a violation of Section 10-833, Arizona Revised Statutes or (d) an intentional violation of criminal law. No repeal, amendment or modification of these Articles shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

15.    Repurchase of Shares. Provided that the capital stock is not thereby reduced to an amount less than the minimum required to be maintained by a domestic life and disability insurer, the board of directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation, but only to the extent that such surplus exceeds the surplus required to be maintained by a domestic life and disability insurer.

16.    Perpetual Existence. The existence of the Corporation shall be perpetual.

839899